Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, April 30, 2004 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED MARCH 31, 2004.  UNITHOLDERS OF RECORD ON MAY 14, 2004, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $4,326,210 OR $0.68670 PER UNIT PAYABLE MAY 31, 2004.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL (BBLS)	GAS (MCF)	OIL ($/BBL)	GAS ($/MCF)
WASSON ODC UNIT	74,900	—	$32.71	—

NET PROFITS ROYALTIES	47,376	317,414	$28.23	$4.85

Contact:

SANTA FE ENERGY TRUST

JPMORGAN CHASE BANK, TRUSTEE

MIKE ULRICH

700 LAVACA

AUSTIN, TX 78701

(512) 479-2562